Exhibit 99.1

February 22, 2017

Liberty TripAdvisor Holdings, Inc. to Present at Upcoming Investor Conferences

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei,  Chairman, President and CEO of Liberty TripAdvisor Holdings, Inc.,  will be presenting at the following investor conferences:

•	Morgan Stanley Technology, Media and Telecom Conference, on Wednesday, March 1st at 11:10 a.m., P.S.T. (2:10 p.m., E.S.T.) at the Palace Hotel in San Francisco, CA

•	Deutsche Bank Media, Internet and Telecom Conference, on Monday, March 6th at 4:25 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL

During his presentations, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentations will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://ir.libertytripadvisorholdings.com/events-presentations to register for the webcasts. An archive of the webcasts will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s (Nasdaq:  LTRPA, LTRPB) businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420